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                                                                  Exhibit 16 (g)

SCHWAB ANALYTICS FUND
Total Return
Inception to Date Ending:                                   07/01/95 to 10/31/96

Shares               Distribution         Reinvest            Period               Dividends            Dividends
                     Factor               NAV                 End                  Dollars              Shares


NAV - Period Beginning                    $10.00

100.000              0.00000000           $10.18              31-Jul-96            $0.00                0.000
100.000              0.00000000           $10.18              31-Aug-96            $0.00                0.000
100.000              0.00000000           $10.16              30-Sep-96            $0.00                0.000
100.000              0.00000000           $10.34              31-Oct-96            $0.00                0.000
100.000


Period Ending Shares                     100.000
NAV - Period Ending                    $   11.01

Ending Redeemable Value                $1,101.00

Total Return                                                  10.10%